Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AssetMark Financial Holdings, Inc. of our report dated March 11, 2019, except as to note 15, which is as of July 8, 2019, on the 2017 consolidated financial statements of AssetMark Financial Holdings, Inc., and to the reference to us under the heading “Experts,” both of which appear in AssetMark Financial Holdings, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-232312).

/s/ Crowe LLP

New York, New York

July 18, 2019